CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment to the Registration Statement on Form SB-2 for Balanced Living, Inc., of our report dated August 7, 1998, relating to the July 31, 1998 financial statements of Balanced Living,
Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 4, 1999